January 25, 1996





                  Re:      Tender Offer for Interests in
                           Balcor/Colonial Storage Income Fund - 85

Dear Interest Holder:

                  As an Interest Holder in Balcor/Colonial Storage Income Fund - 85 (the "Partnership"), Public Storage, Inc. (the "Company") mailed to you an Offer to Purchase dated January 25, 1996 wherein the Company is offering to purchase for cash limited partnership interests in the Partnership.

                  Your telephone number is not part of our records. We would like to answer any questions you may have regarding the Offer to Purchase and could do so if you would either:

                  1. Provide us with your telephone number and a convenient time to contact you by filling in and returning the enclosed card to the Company in the enclosed postage-paid envelope, or

                  2. Call The Weil Company, the company retained by Public Storage, Inc. to assist Interest Holders in understanding the Offer to Purchase, at (800) 478-2605.

                  Thank you for your prompt attention to this matter.


                                                    Very truly yours,

                                                    PUBLIC STORAGE, INC.



                                                     By:  /s/ Harvey Lenkin
                                                          ---------------------
                                                          Harvey Lenkin
                                                          President

Enclosures

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                  Tender Offer for Interests in  Balcor/Colonial  Storage Income
                  Fund - 85

Please return to: Public Storage, Inc.
                  P.O. Box 25039
                  Glendale, CA  91221-9985

------------------------------------------------      --------------------------
Name and address of registered holder                 Telephone number


                                                      --------------------------


                                                      --------------------------
                                                      Convenient time to contact


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Public Storage, Inc.
600 N. Brand Blvd., Suite 300
P.O Box 25050
Glendale, California   91221-5050
Tel: (818) 244-8080


Enclosed is an Offer to Purchase for cash Limited Partnership interests in Balcor/Colonial Storage Income Fund - 85 by Public Storage, Inc. dated January 25, 1996. If you are a beneficial owner of interests in Balcor/Colonial Storage Income Fund - 85 and would like to participate in the Offer to Purchase, please contact the registered holder of the interests.









January 25, 1996

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